Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report of Amalgamated Pictures Corp. (the "Company") on Form 10-Q for the quarter ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Avery Pack, President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 20, 2011

/s/ Avery Pack
_____________________
Avery Pack, President and
Chief Executive Officer
(Principal Executive Officer) and
Acting Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)